Exhibit 21.1
List of Subsidiaries
Directly-Owned Subsidiaries:
Shanghai HanTing Hotel Management Group, Ltd. (PRC) (formerly known as Lishan Senbao (Shanghai) Investment Management Co., Ltd.)
HanTing Xingkong (Shanghai) Hotel Management Co., Ltd. (PRC)
Yiju (Shanghai) Hotel Management Co., Ltd. (PRC)
HanTing (Tianjin) Investment Consulting Co., Ltd. (PRC)
China Lodging Holdings (HK) Limited (Hong Kong)
Indirectly-Owned Subsidiaries:
1. 100% Owned Subsidiaries (all PRC companies)

1.1	HanTing Technology (Suzhou) Co., Ltd.
1.2	Shanghai HanTing Decoration and Engineering Co., Ltd.
1.3	Shanghai Yiju Hotel Management Co., Ltd.
1.4	Shanghai Aiting Hotel Management Co., Ltd.
1.5	Shanghai Senting Hotel Management Co., Ltd.
1.6	Shanghai Yuanting Hotel Management Co., Ltd.
1.7	Shanghai Ningting Hotel Management Co., Ltd.
1.8	Shanghai Guiting Hotel Management Co., Ltd.
1.9	Shanghai Yiting Hotel Management Co., Ltd.
1.10	Shanghai Songting Hotel Management Co., Ltd.
1.11	Shanghai Xiting Hotel Management Co., Ltd.
1.12	Shanghai Jiating Hotel Management Co., Ltd.
1.13	Shanghai Hanhao Hotel Management Co., Ltd.
1.14	Shanghai Yuanting Hotel Management Co., Ltd.
1.15	Shanghai Yangting Hotel Management Co., Ltd.
1.16	Shanghai Baoting Hotel Management Co., Ltd.
1.17	Shanghai Yaogu Shangwu Hotel Management Co., Ltd.

1.18	Shanghai Yanting Hotel Management Co., Ltd.
1.19	Shanghai Changting Hotel Management Co., Ltd.
1.20	Shanghai Changting Hotel Management Co., Ltd.
1.21	Shanghai Qinting Hotel Management Co., Ltd.
1.22	Suzhou Lishan Senbao Hotel Management Co., Ltd.
1.23	Suzhou HanTing Hotel Management Co., Ltd.
1.24	Suzhou Lishan Yatai Hotel Management Co., Ltd.
1.25	Suzhou Yiting Hotel Management Co., Ltd.
1.26	Beijing Beixie Hongyun Hotel Management Co., Ltd.
1.27	Beijing Jiating Hotel Management Co., Ltd.
1.28	Beijing Dongting Hotel Management Co., Ltd.
1.29	Beijing Anting Hotel Management Co., Ltd.
1.30	Beijing Yueting Hotel Management Co., Ltd.
1.31	Hangzhou Senting Hotel Management Co., Ltd.
1.32	Hangzhou Yishitan Investment and Management Co., Ltd.
1.33	Hangzhou Qiuting Hotel Management Co., Ltd.
1.34	Guangzhou Mengting Hotel Management Co., Ltd.
1.35	Guangzhou Meiting Hotel Management Co., Ltd.
1.36	Guangzhou Huiting Hotel Management Co., Ltd.
1.37	Tianjin Chengting Hotel Management Co., Ltd.
1.38	Tianjin Xingting Hotel Management Co., Ltd.
1.39	Tianjin HanTing Xingkong Hotel Management Co., Ltd.
1.40	Tianjin Yiting Hotel Management Co., Ltd.
1.41	Wuhu Yinting Hotel Management Co., Ltd.
1.42	Wuhu HanTing Hotel Management Co., Ltd.
1.43	Shenyang Maruika Hotel Management Co., Ltd.
1.44	Shenyang Futing Hotel Management Co., Ltd.
1.45	Wuhan HanTing Hotel Management Co., Ltd.
1.46	Wuhan Changting Hotel Management Co., Ltd.
1.47	Shenzhen HanTing Hotel Management Co., Ltd.
1.48	Shenzhen Shenting Hotel Management Co., Ltd.
1.49	Kunshan Lishan Hotel Management Co., Ltd.
1.50	Ningbo Jiangdong Meijia City Hotel Co., Ltd.
1.51	Yiwu HanTing Hotel Management Co., Ltd.

1.52	Nanning HanTing Hotel Management Co., Ltd.
1.53	Nanjing Kexiang Hotel Co., Ltd.
1.54	Nanjing Leting Hotel Management Co., Ltd.
1.55	Xiamen Xiating Hotel Management Co., Ltd.
1.56	Zibo HanTing Hotel Management Co., Ltd.
1.57	Nanjing Ningru Hotel Management Co., Ltd.
1.58	Beijing HanTing Jiamei Hotel Management Co., Ltd.
1.59	Xi’an HanTing Fukai Hotel Management Co., Ltd.
1.60	Qingdao HanTing Hotel Management Co., Ltd.
1.61	Shanghai Lanting Hotel Management Co., Ltd.
1.62	Shanghai baiting Hotel Management Co., Ltd.
1.63	Shanghai Jiangting Hotel Management Co., Ltd.
1.64	Shanghai Zhenting Hotel Management Co., Ltd.
1.65	Shanghai HanTing Guancheng Hotel Management Co., Ltd.
1.66	Chengdu HanTing Hotel Management Co., Ltd.
1.67	Shanghai Yiju Hotel Management Co., Ltd.
1.68	Wuxi Yiju Hotel Management Co., Ltd.
1.69	Hangzhou HanTing Kuaijie Hotel Management Co., Ltd.
1.70	Beijing Yaoting Hotel Management Co., Ltd.
1.71	Beijing Xiting Hotel Management Co., Ltd.
1.72	Shanghai HanTing Service Apartment Hotel Management Co., Ltd.
1.73	Shanghai Meiting Hotel Management Co., Ltd.
1.74	Beijing HanTing Hotel Management Co., Ltd.
2. Majority-Owned Subsidiaries (all PRC companies)

2.1	Beijing HanTing Ruijing Hotel Management Co., Ltd.
- 51% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.2	Beijing HanTing Shengshi Hotel Management Co., Ltd.
- 80% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.3	Beijing HanTing Dongfang Hotel Management Co., Ltd.
- 99% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.4	Hangzhou Hemei HanTing Hotel Management Co., Ltd.
- 65% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.

2.5	Hangzhou Heju HanTing Hotel Management Co., Ltd.
- 65% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.6	Hangzhou Heting Hotel Management Co., Ltd.
- 65% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.7	Shanghai Kailin Hotel Management Co., Ltd.
- 65% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.8	Nantong HanTing Zhongcheng Hotel Co., Ltd.
- 95% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.9	Chengdu HanTing Yangchen Hotel Management Co., Ltd.
- 51% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.10	Shenyang HanTing Yonglun Hotel Management Co., Ltd.
- 60% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.11	Suzhou Kangjia Shangwu Hotel Management Co., Ltd.
- 51% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.12	Wuxi HanTing Hotel Management Co., Ltd.
- 55% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.13	Taiyuan HanTing Jiangnan Hotel Management Co., Ltd.
- 55% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.14	Shenzhen HanTing Shiji Hotel Management Co., Ltd.
- 90% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.15	Changsha Changting Hotel Management Co., Ltd.
- 51% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.16	Guilin Lishan Huiming Hotel Management Co., Ltd.
- 60% equity interests owned by Shanghai HanTing Hotel Management Group, Ltd.
2.17	Shanghai HuiGu GangWan Hotel Management Co., Ltd.
- 65% equity interests owned by HanTing Xingkong (Shanghai) Hotel Management Co., Ltd.

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